CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Saratoga Advantage Trust and to the use of our reports dated January 29, 2018 on the financial statements and financial highlights of James Alpha EHS Portfolio (formerly, James Alpha Equity Hedge Portfolio), James Alpha Event Driven Portfolio, James Alpha Family Office Portfolio, James Alpha Relative Value Portfolio, James Alpha Total Hedge Portfolio and James Alpha Yorkville MLP Portfolio, each a series of Saratoga Advantage Trust. Such financial statements and financial highlights appear in the 2017 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

We consent to the references to our Firm in the Registration Statement on Form N-1A of Saratoga Advantage Trust regarding the Prospectus and Statement of Additional Information of James Alpha Structured Credit Value Portfolio, a series of the Saratoga Advantage Trust.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

December 28, 2018